UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
First Mercury Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	38-3164336 (I.R.S. Employer Identification No.)

29621 Northwestern Highway Southfield, Michigan (Address of principal executive offices)	48034 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-134573
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which Each class is to be registered

Common Stock, par value $0.01 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
A description of the registrant’s Common Stock, par value $0.01 per share, is incorporated herein by reference to the section entitled “Description of Capital Stock” contained in the registrant’s Registration Statement on Form S-1 (File No. 333-134573), filed with the Securities and Exchange Commission on May 30, 2006, as amended on July 12, 2006, August 23, 2006 and October 4, 2006, and as may be amended after the date hereof. Any form of prospectus that is subsequently filed by the registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST MERCURY FINANCIAL CORPORATION
Date: October 11, 2006	By:	/s/ Richard H. Smith
		Name:	Richard H. Smith
		Title:	President and Chief Executive Officer